UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

 May 2, 2013

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1100 Greenwood Village, CO 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

Keating Capital, Inc. (the “Company”) issued a letter to stockholders dated May 2, 2013, to update stockholders on the Company’s business and financial results during the first quarter of 2013.  A copy of the letter to stockholders is attached as Exhibit 99.1 and is incorporated herein by this reference.

A copy of the Company’s press release announcing the issuance of this letter to stockholders and dated May 2, 2013, is attached as Exhibit 99.2 and is incorporated herein by this reference.

The information in this Item 7.01 disclosure, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1 and Exhibit 99.2, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01     Other Events.

On April 25, 2013, the Company’s Board of Directors (the “Board”) extended the Company’s stock repurchase program for an additional six months. The stock repurchase program will now expire on November 8, 2013, unless further extended by the Company’s Board.

The maximum amount that the Company is authorized to repurchase under the program was not changed by its Board and continues to be $5 million.  Since the inception of the stock repurchase program on May 9, 2012 through March 31, 2013, the Company has repurchased shares of its common stock under the program for a total of $1,041,112.  Accordingly, as of March 31, 2013, the maximum dollar value of shares that the Company may yet to purchase under the program was $3,958,888.

The repurchase program may be extended, modified or discontinued at any time for any reason.  The program does not obligate the Company to acquire any specific number of shares, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases.

Item 9.01     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Letter to Stockholders dated May 2, 2013

99.2	Press Release dated May 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 2, 2013	KEATING CAPITAL, INC.

		By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer

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